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                                                                   EXHIBIT 10B.6


                             FIRST AMENDMENT TO THE
          PLUM CREEK MANAGEMENT COMPANY, L.P. LONG-TERM INCENTIVE PLAN


         The Plum Creek Management Company, L.P. Long-Term Incentive Plan (the "Plan"), adopted January 28, 1994 and effective as of October 1, 1993, is hereby amended as follows pursuant to Section 15 of the Plan, such Amendment to be effective July 20, 1995.

         1. Section 2.1(d) of the Plan is hereby amended to read as follows:

                  "Board" means the Board of Directors of PC Advisory Corp. I or the Compensation Committee of the Board of Directors of PC Advisory Corp. I, the general partner of PC Advisory Partners I, L.P., which serves as the general partner of Plum Creek Management Company, L.P.

         2.       The Plan is hereby amended by adding the following Section
6.3:

                  Participant Consent to Cancellation. A Participant may consent to cancellation of Unit Appreciation Rights previously granted, including cancellation in connection with the re-granting of Unit Appreciation Rights under new terms.

         3. Except as amended above, the Plan as in effect prior to this First Amendment shall remain in full force and effect and shall remain unchanged.


         IN WITNESS WHEREOF, Plum Creek Management Company, L.P. has caused this First Amendment to be duly executed on this 21st day of July, 1995.
                                            ----        ----


Witness:                                    PLUM CREEK MANAGEMENT
                                                 COMPANY, L.P.


 /s/ Susanna N. Duke                        By:  /s/ James A. Kraft
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                                                Title: VP Law